EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 30, 2012, relating to the consolidated financial statements of Embassy Bancorp, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ ParenteBeard LLC

Allentown, Pennsylvania
June 18, 2012